Exhibit 1.2
UDR, INC.
Medium-Term Notes, Series A
Due Nine Months or More From Date of Issue
Fully and Unconditionally Guaranteed by
UNITED DOMINION REALTY, L.P.
(a Delaware limited partnership)
THIRD AMENDED AND RESTATED DISTRIBUTION AGREEMENT
September 1, 2011

Citigroup Global Markets Inc. 388 Greenwich Street New York, New York 10013	Merrill Lynch, Pierce, Fenner & Smith Incorporated One Bryant Park New York, New York 10036

Deutsche Bank Securities Inc. 60 Wall Street New York, New York 10005	Morgan Stanley & Co. LLC 1585 Broadway New York, New York 10036

J.P. Morgan Securities LLC 383 Madison Avenue, 3rd Floor New York, New York 10179	Wells Fargo Securities, LLC 301 S. College Street Charlotte, NC 28288
Ladies and Gentlemen:
     UDR, Inc., a Maryland corporation (the “Company”), and United Dominion Realty, L.P., a Delaware limited partnership (the “Operating Partnership”), each confirms its agreement with Citigroup Global Markets Inc., Deutsche Bank Securities Inc., J.P. Morgan Securities LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated, Morgan Stanley & Co. LLC and Wells Fargo Securities, LLC (each, an “Agent,” and together, the “Agents”) with respect to the issue and sale by the Company of its Medium-Term Notes, Series A, Due Nine Months or More From Date of Issue (the “Notes”). The Notes will be fully and unconditionally guaranteed as to payment of the principal thereof, and premium, if any, and interest thereon (the “Guarantee” and, together with the Notes, the “Securities”) by the Operating Partnership. The Securities will be issued pursuant to an indenture, dated as of November 1, 1995, between the Company (successor by merger to United Dominion Realty Trust, Inc., a Virginia corporation) and U.S. Bank National Association (successor trustee to Wachovia Bank, National Association, formerly known as First Union National Bank of Virginia), as trustee (the “Trustee”), as supplemented by the first supplemental indenture thereto, dated as of May 3, 2011, among the Operating Partnership, the Company and the Trustee (such indenture, as supplemented and as further amended, supplemented and modified from time to time, the “Indenture”). All references herein to any “subsidiary” or “subsidiaries” of the Company shall be deemed to include the Operating Partnership unless otherwise expressly stated.
     This Agreement provides both for the sale of the Securities by the Company to one or more Agents as principal for resale to investors and other purchasers and for the sale of the Securities by the Company directly to investors (as may from time to time be agreed to by the Company and the applicable Agent), in which case such Agent will act as an agent of the Company in soliciting purchases of the Securities.
     The Company and the Operating Partnership have filed with the Securities and Exchange Commission (the “Commission”) an automatic shelf registration statement on Form S-3 (No. 333-176616), which provides for the registration of securities (including the Notes), and guarantees of the Operating Partnership, including the Guarantee, under the Securities Act of 1933, as amended (the “1933 Act”), and the offering thereof from time to time in accordance with Rule 415 of the rules and regulations of the Commission under the 1933 Act (the “1933 Act Regulations”), and the Company and the Operating Partnership have filed such post-effective amendments thereto as may have been required prior to the Company’s acceptance of an offer to purchase the Securities. Such registration statement (as so amended, if applicable), including any document incorporated therein by reference pursuant to the Securities Exchange Act of 1934, as amended (the “1934 Act”), and any prospectus, prospectus supplement and/or pricing supplement deemed or retroactively deemed to be a part thereof that has not been superseded or modified is referred to herein as the “Registration Statement.” “Registration Statement” without reference to a time means the Registration Statement as of the time of the first contract of sale of any issue of the Securities, which time shall be considered the “effective date” of the Registration Statement with respect to such Securities. For purposes of the definition of Registration Statement as used herein, information contained in a form of prospectus, prospectus supplement or pricing supplement that is deemed retroactively to be a part of the Registration Statement pursuant to Rule 430B of the 1933 Act Regulations (“Rule 430B”) shall be considered to be included in the Registration Statement at the time specified in Rule 430B. The prospectus supplement relating to the series of Securities and the base prospectus and all applicable amendments or supplements thereto, in each case immediately prior to the Applicable Time (as defined in the applicable Terms Agreement), including any document incorporated by reference therein, is herein called the “Statutory Prospectus.” The “Prospectus” means the Statutory Prospectus and the final pricing supplement in the form first filed with the Commission pursuant to Rule 424(b) of the 1933 Act Regulations (“Rule 424(b)”) that discloses the public offering price and other final terms of the Securities of any issue and otherwise satisfies Section 10(a) of the 1933 Act. A “preliminary prospectus” shall be deemed to refer to any prospectus, any prospectus supplement and any pricing supplement used before the acceptance by the Company of an offer for the purchase of the Securities which omitted information to be included upon pricing in a form of prospectus filed with the Commission pursuant to Rule 424(b). For purposes of this Agreement, all references to the Registration Statement, Statutory Prospectus, Prospectus or preliminary prospectus or to any amendment or supplement thereto shall be deemed to include any copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval system (“EDGAR”).

     All references in this Agreement to financial statements and schedules and other information which is “disclosed,” “contained,” “included” or “stated” (or other references of like import) in the Registration Statement, Statutory Prospectus, Prospectus or preliminary prospectus shall be deemed to include all such financial statements and schedules and other information which is incorporated by reference in or otherwise deemed by the 1933 Act Regulations to be a part of or included in the Registration Statement, Statutory Prospectus, Prospectus or preliminary prospectus, as the case may be; and all references in this Agreement to amendments or supplements to the Registration Statement, Statutory Prospectus, Prospectus or preliminary prospectus shall be deemed to include the filing of any document under the 1934 Act which is incorporated by reference in or otherwise deemed by the 1933 Act Regulations to be a part of or included in the Registration Statement, Statutory Prospectus, Prospectus or preliminary prospectus, as the case may be.
SECTION 1. Appointment as Agents.
     (a) Appointment. Subject to the terms and conditions stated herein and subject to the reservation by the Company of the right to sell Securities directly on its own behalf, the Company hereby agrees that the Securities will be sold to or through the Agents. Notwithstanding any provision herein to the contrary, the Company reserves the right to appoint additional agents for the offer and sale of Securities, which agency may be on an on-going basis or on a one-time basis. Any such additional agent shall become a party to this Agreement and shall thereafter be subject to the provisions hereof and entitled to the benefits hereunder upon the execution of a counterpart hereof or other form of acknowledgement of its appointment hereunder, including the form of letter attached hereto as Exhibit B, and delivery to the Company of addresses for notice hereunder and under the Procedures.
     (b) Sale of Securities. The Company shall not sell or approve the solicitation of purchases of Securities in excess of the amount which shall be authorized by the Company from time to time. The Agents shall have no responsibility for maintaining records with respect to the aggregate initial offering price of Securities sold, or of otherwise monitoring the availability of Securities for sale, under the Registration Statement.
     (c) Purchases as Principal. The Agents shall not have any obligation to purchase Securities from the Company as principal, but one or more Agents may agree from time to time to purchase Securities as principal for resale to investors and other purchasers determined by such Agent or Agents. Any such purchase of Securities from the Company by an Agent as principal shall be made in accordance with Section 3(a) hereof.
     (d) Solicitations as Agents. If agreed upon by an Agent and the Company, such Agent, acting solely as agent for the Company and not as principal, will solicit purchases of the Securities. Unless otherwise instructed by the Company, such Agent will communicate to the Company, orally, each offer to purchase Securities solicited by it on an agency basis other than those offers rejected by such Agent. Such Agent shall have the right, in its discretion reasonably exercised, to reject any proposed purchase of Securities, as a whole or in part, and any such rejection shall not be deemed a breach of its agreement contained herein. The Company may accept or reject any proposed purchase of Securities, in whole or in part. Such Agent shall make reasonable efforts to assist the Company in obtaining performance by each purchaser whose offer to purchase Securities has been solicited by it and accepted by the Company. Such Agent shall not have any liability to the Company in the event that any such purchase is not consummated for any reason. If the Company shall default on its obligation to deliver Securities to a purchaser whose offer it has accepted, the Company shall (i) hold such Agent harmless against any loss, claim or damage arising from or as a result of such default by the Company and (ii) pay to such Agent any commission to which it would otherwise be entitled absent such default.
     (e) Reliance. The Company and the Agents agree that any Securities purchased from the Company by one or more Agents as principal shall be purchased, and any Securities the placement of which an Agent arranges as agent of the Company shall be placed by such Agent, in reliance on the representations, warranties, covenants and agreements of the Company and the Operating Partnership contained herein and on the terms and conditions and in the manner provided herein.
SECTION 2. Representations and Warranties.
     (a) Each of the Company and the Operating Partnership represents and warrants to each Agent as of the date hereof, as of the date of the effectiveness of any amendment to the Registration Statement (including the filing of any document incorporated by reference therein), as of the date of any supplement to the Prospectus, as of the Applicable Time and as of the date of each delivery of Securities (whether to such Agent as principal or through such Agent as agent) (the date of each such delivery to such Agent as principal is referred to herein as the “Settlement Date”) (each of the times referred to above shall be a “Representation Date”), as follows:
     (i) Due Incorporation and Qualification. The Company has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Maryland, with full power and authority to own, lease and operate its properties and conduct its business as described in the Statutory Prospectus and, at the Applicable Time, in the General Disclosure Package (as defined below) and the Prospectus; and the Company is duly qualified to transact business in all jurisdictions in which the conduct of its business requires such qualification except where the failure to so qualify would not have a material adverse effect on the condition, financial or otherwise, or the earnings, business affairs or business prospects of the Company and its subsidiaries, taken as a whole.
     (ii) Subsidiaries. Each subsidiary of the Company has been duly organized and is validly existing as a corporation, limited liability company, limited partnership, general partnership or real estate investment trust, as the case may be, in good standing under the laws of the jurisdiction of its incorporation or organization, with power and authority to own, lease and operate its properties and conduct its business as described in the Statutory Prospectus and, at the Applicable Time, in the General Disclosure Package and the Prospectus and is duly qualified to transact business in all jurisdictions in which the conduct of its business requires such qualification except where the failure to so be in good standing would not have a material adverse effect on the condition, financial or otherwise, or the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise; the Operating Partnership is duly qualified to transact business in all jurisdictions in which the conduct of its business requires such qualification, or in which the failure to qualify would have a materially adverse effect upon the business of the Operating Partnership; all of the issued and outstanding shares of capital stock of each such corporate subsidiary and all of the issued and outstanding shares of beneficial interest of each such real estate investment trust subsidiary have been duly authorized and validly issued, are fully paid and non-assessable and are owned by the Company or a subsidiary of the Company, free and clear of any perfected security interest, mortgage, pledge, lien, encumbrance, claim or equity; all of the issued and outstanding partnership interests of each such partnership subsidiary and all of the issued and outstanding limited liability company interests of each such limited liability company subsidiary have been duly authorized and validly issued, are fully paid and (except in the case of general partnership interests) non-assessable and, except as otherwise disclosed in the Prospectus, are owned by the Company and/or one or more subsidiaries of the Company, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity; and the Company and/or one or more subsidiaries of the Company are the only members or general partners of the Company’s limited liability company or limited partnership subsidiaries, as applicable, and own the entire membership or general partnership interest in each such subsidiary free and clear of any perfected security interest, mortgage, pledge, lien, encumbrance, claim or equity.
     (iii) Registration Statement and Prospectus. (A) At the time of filing the Registration Statement, (B) at the time of the most recent amendment thereto for the purposes of complying with Section 10(a)(3) of the 1933 Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Section 13 or 15(d) of the 1934 Act or form of prospectus), (C) at the time the Company or any person acting on its behalf (within the meaning, for this clause only, of Rule 163(c) of the 1933 Act Regulations (“Rule 163(c)”)) made any offer relating to the Securities in reliance on the exemption of Rule 163 of the 1933 Act Regulations and (D) at the date hereof, each of the Company and the Operating Partnership meets the requirements for use of Form S-3 under the 1933 Act and the Company was and is a “well-known seasoned issuer” as defined in Rule 405 of the 1933 Act Regulations (“Rule 405”), including not having been and not being an “ineligible issuer” as defined in Rule 405. The Registration Statement is an “automatic shelf registration statement,” as defined in Rule 405, and the Securities, since their registration on the Registration Statement, have been and remain eligible for registration by the Company on a Rule 405 “automatic shelf registration statement.” Neither the Company nor the Operating Partnership has received from the Commission any notice pursuant to Rule 401(g)(2) of the 1933 Act Regulations objecting to the use of the automatic shelf registration statement form. At the time of filing the Registration Statement, at the earliest time thereafter that the Company or any other offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) of the 1933 Act Regulations) of the Securities and at the date hereof, the Company neither was nor is an “ineligible issuer,” as defined in Rule 405, including (x) the Company or any of its subsidiaries in the preceding three years not having been convicted of a felony or misdemeanor or having been made the subject of a judicial or administrative decree or order as described in Rule 405 and (y) the Company and the Operating Partnership in the preceding three years not having been the subject of a bankruptcy petition or insolvency or similar proceeding, not having had a registration statement be the subject of a proceeding under Section 8 of the 1933 Act and not being the subject of a proceeding under Section 8A of the 1933 Act in connection with the offering of the Securities, all as described in Rule 405.
     The Registration Statement became effective upon filing under Rule 462(e) of the 1933 Act Regulations (“Rule 462(e)”) on September 2, 2011, and any other post-effective amendment thereto also became effective upon filing under Rule 462(e). No stop order suspending the effectiveness of the Registration Statement, or notice objecting to its use, has been issued under the 1933 Act and no proceedings for that purpose have been instituted or are pending or, to the knowledge of the Company and the Operating Partnership, are contemplated by the Commission, and any request on the part of the Commission for additional information has been complied with; the Indenture has been duly qualified under the Trust Indenture Act of 1939 as amended (the “1939 Act”); at the respective times that the Registration Statement and any post-effective amendment thereto (including the filing of the Company’s most recent Annual Report on Form 10-K with the Commission (the “Annual Report on Form 10-K”)) became effective, at each deemed effective date with respect to the Agents pursuant to Rule 430B(f)(2) of the 1933 Act Regulations and at the date hereof, the Registration Statement and any amendments thereto complied in all material respects with the requirements of the 1933 Act, the 1933 Act Regulations, the 1939 Act and the rules and regulations of the Commission under the 1939 Act (the “1939 Act Regulations”) and did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; each preliminary prospectus and the Statutory Prospectus filed as part of the Registration Statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424 under the 1933 Act Regulations, complied when so filed in all material respects with the 1933 Act Regulations; each preliminary prospectus and the Statutory Prospectus delivered to the applicable Agent(s) for use in connection with the offering of Securities are identical to any electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T; and at the date hereof, at the date of the Statutory Prospectus and at each Representation Date, neither the Statutory Prospectus nor any amendment or supplement thereto included or will include an untrue statement of a material fact or omitted or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.
     Any offer that is a “written communication” as defined in Rule 405 relating to the Securities made prior to the filing of the Registration Statement by the Company or any person acting on its behalf (within the meaning, for this paragraph only, of Rule 163(c)) has been filed with the Commission in accordance with the exemption provided by Rule 163 and otherwise complied with the requirements of Rule 163, including without limitation the legending requirement, to qualify such offer for the exemption from Section 5(c) of the 1933 Act provided by Rule 163.
     As of the Applicable Time with respect to the offering of any applicable issue of Securities, the Issuer Free Writing Prospectus(es) (as defined below) and the Statutory

Prospectus, relating to the offering of the Securities, all considered together (collectively, the “General Disclosure Package”) will not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.
     As used in this subsection and elsewhere in this Agreement:
     “Issuer Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433 under the 1933 Act, relating to any issue of Securities in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Company’s records pursuant to Rule 433(g) and identified in the applicable Terms Agreement.
     Each Issuer Free Writing Prospectus, as of its issue date and at all subsequent times through the completion of the public offer and sale of the Securities or until any earlier date that the Company notified or notifies the Agents as described in Section 3(b), will not include any information that conflicted, conflicts or will conflict with the information contained in the Registration Statement or the Prospectus, including any document incorporated by reference therein and any preliminary or other prospectus deemed to be a part thereof that has not been superseded or modified.
     The representations and warranties in this subsection shall not apply to statements in or omissions from the Registration Statement, the Prospectus or any Issuer Free Writing Prospectus (x) contained in that part of the Registration Statement which shall constitute the Statement of Eligibility on Form T-1 under the 1939 Act of the Trustee and (y) made in reliance upon and in conformity with information furnished to the Company and the Operating Partnership in writing by the Agents expressly for use therein.
     (iv) Incorporated Documents. The documents incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus, when they became effective or were filed with the Commission, as the case may be, conformed in all material respects to the requirements of the 1933 Act or the 1934 Act, as applicable, and the rules and regulations of the Commission thereunder, and do not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.
     (v) Accountants. The accountants who certified the financial statements included or incorporated by reference in the Registration Statement are independent public accountants within the meaning of the 1933 Act and the 1933 Act Regulations.
     (vi) Financial Statements. The financial statements together with related notes and schedules of the Company and its subsidiaries and of any companies, other entities or properties acquired or to be acquired by the Company, in each case included or incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus, present fairly, or (in the case of any amendment or supplement to any such document, or any material incorporated by reference in any such document, filed with the Commission after the date as of which this representation is being made) will present fairly, at all times during the effectiveness of this Agreement, the financial condition and the results of operations of the Company and its subsidiaries and of such companies, entities and properties, as the case may be, at the indicated dates and for the indicated periods. Such financial statements have been prepared in accordance with United States generally accepted principles of accounting, consistently applied throughout the periods involved, and all adjustments necessary for a fair presentation of results for such periods have been made (except to the extent that, in accordance with the 1934 Act and the rules and regulations of the Commission thereunder, certain footnotes have been omitted from the financial statements included in the Quarterly Reports on Form 10-Q of the Company, incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus). The summary financial and statistical data included or incorporated by reference in the Registration Statement, the General Disclosure Package and Prospectus present fairly the information shown therein and have been compiled on a basis consistent with the financial statements presented therein; the pro forma financial statements and related notes thereto included or incorporated by reference in the Registration Statement, the General Disclosure Package and Prospectus present fairly the information shown therein, have been prepared in accordance with the Commission’s rules and guidelines with respect to pro forma financial statements and have been properly compiled on the bases described therein, and the assumption used in the preparation thereof are reasonable and the adjustments used therein are appropriate to give effect to the transactions and circumstances referred to therein. All disclosures contained in the Registration Statement, the General Disclosure Package or the Prospectus regarding “non-GAAP financial measures” (as such term is defined by the 1933 Act Regulations of the Commission) comply with Regulation G under the 1934 Act and Item 10 of Regulation S-K of the 1933 Act Regulations, to the extent applicable.
     (vii) Validity of this Agreement. This Agreement has been duly authorized, executed and delivered by the Company and the Operating Partnership.
     (viii) Authorization and Validity of the Indenture. The Indenture has been duly authorized and duly qualified under the 1939 Act, and, at each Representation Date, will constitute a valid and legally binding instrument, enforceable in accordance with its terms, subject as to enforcement, to bankruptcy, insolvency, reorganization, and other laws of general applicability relating to or affecting creditors’ rights generally and to general equity principles, and except further as enforcement thereof may be limited by (1) requirements that a claim with respect to any Securities payable other than in U.S. dollars (or a foreign currency or composite currency judgment in respect of such claim) be converted into U.S. dollars at a rate of exchange prevailing on a date determined pursuant to applicable law or (2) governmental authority to limit, delay or prohibit the making of payments outside the United States.
     (ix) Authorization and Validity of the Securities. The Securities have been duly and validly authorized for issuance, offer and sale pursuant to this Agreement and, when issued, authenticated and delivered pursuant to the provisions of this Agreement and the Indenture against payment of the consideration therefor, the Securities will constitute valid and legally binding obligations of the Company and the Operating Partnership enforceable in accordance with their terms, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other laws relating to or affecting enforcement of creditors’ rights generally or by general equity principles, and except further as enforcement thereof may be limited by (1) requirements that a claim with respect to any Securities payable other than in U.S. dollars (or a foreign currency or composite currency judgment in respect of such claim) be converted into U.S. dollars at a rate of exchange prevailing on a date determined pursuant to applicable law or (2) governmental authority to limit, delay or prohibit the making of payments outside the United States; the Securities and the Indenture will be substantially in the form heretofore delivered to the Agents and will conform in all material respects to all statements relating thereto contained in the Prospectus; and each holder of Securities will be entitled to the benefits of the Indenture.
     (x) Authorization and Validity of the Guarantee. The Guarantee has been duly authorized and executed by the Operating Partnership; the Guarantee, when the Securities are executed, authenticated and issued pursuant to the provisions of the Indenture and delivered against payment of the purchase price therefor as provided herein, will constitute a valid and binding obligation of the Operating Partnership, enforceable against the Operating Partnership in accordance with its terms, except as (A) the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally and (B) rights of acceleration and the availability of equitable remedies may be limited by equitable principles of general applicability, and the Guarantee will be in the form contemplated by the Indenture.
     (xi) No Conflicts. The issue and sale of the Securities and the compliance by the Company and the Operating Partnership with all of the provisions of the Securities, the Indenture, this Agreement, and the consummation of the transactions herein and therein contemplated will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject (except in any case in which such would not have a material adverse effect on the condition (financial or otherwise), prospects, earnings, business or properties of the Company and its subsidiaries taken as a whole), nor will such action result in any violation of the provisions of the Articles of Restatement, as amended, or bylaws of the Company, the Certificate of Limited Partnership and the Amended and Restated Agreement of Limited Partnership, as amended, of the Operating Partnership, or any law, statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its subsidiaries or any of their respective properties; and no consent, approval, authorization, order, registration or qualification of or with any such court or governmental agency or body is required for the issue and sale of the Securities or the consummation by the Company and the Operating Partnership of the transactions contemplated by this Agreement or the Indenture, except such as have been, or will have been prior to each Representation Date, obtained under the 1933 Act and the 1939 Act and such consents, approvals, authorizations, registrations or qualifications as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Securities by the Agents.
     (xii) Material Changes or Material Transactions. Neither the Company nor any of its subsidiaries has sustained since the date of the latest audited financial statements included or incorporated by reference in the Registration Statement, the General Disclosure Package or the Prospectus any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated therein; and, since the respective dates as of which information is given in the Registration Statement, the General Disclosure Package and Prospectus, (i) there has not been any material change in the capital stock, total assets or long-term debt of the Company or any of its subsidiaries or any material adverse change, or any development involving a prospective material adverse change, in or affecting the general affairs, management, financial position, shareholders’ equity or results of operations of the Company and its subsidiaries, otherwise than as set forth or contemplated therein and (ii) neither the Company nor any of its subsidiaries has entered into any transaction not in the ordinary course of business which is material to the Company and its subsidiaries considered as a whole.
     (xiii) No Defaults. Neither the Company nor any of its subsidiaries is in violation of its Articles of Restatement, as amended, or bylaws, limited partnership agreement, limited liability company agreement, operating agreement or other organizational documents or in default in the performance or observance of any material obligation, agreement, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which it is a party or by which it or any of them may be bound.
     (xiv) Legal Proceedings. Other than as set forth in the Registration Statement, the General Disclosure Package and the Prospectus, there are no legal or governmental proceedings pending to which the Company or any of its subsidiaries is a party or of which any property of the Company or any of its subsidiaries is the subject which, if determined adversely to the Company or any of its subsidiaries, would individually or in the aggregate have a material adverse effect on the current or future consolidated financial position, shareholders’ equity or results of operations of the Company and its subsidiaries; and, to the best of the Company’s knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others.
     (xv) Licenses; Trademarks. The Company and each of its subsidiaries hold all material licenses, certificates and permits from governmental authorities which are necessary to the conduct of their respective businesses; and to their knowledge, neither the Company nor any of its subsidiaries has infringed any patents, patent rights, trade names, trademarks or copyrights, which infringement is material to the business of the Company or any of its subsidiaries.
     (xvi) Marketable Title; Leasehold Estates. Except as described in the Registration Statement, the General Disclosure Package and Prospectus, the Company

and its subsidiaries have good and marketable title to, or valid and enforceable leasehold estates in, all items of real and personal property referred to therein as owned or leased by them, in each case free and clear of all liens, encumbrances, claims, security interests and defects, other than those referred to therein or which would not materially affect the value thereof or materially interfere with the use made or to be made by them.
     (xvii) Hazardous Material. The Company has no knowledge of (1) the unlawful presence of any hazardous substances, hazardous materials, toxic substances or waste materials (collectively, “Hazardous Materials”) on any of the properties owned by it or any of its subsidiaries, or of (2) any unlawful spills, releases, discharges or disposal of Hazardous Materials that have occurred or are presently occurring off such properties as a result of any construction on or operation and use of such properties which presence or occurrence would materially adversely affect the condition, financial or otherwise, or the earnings, business affairs or business prospects of the Company and its subsidiaries, taken as a whole. In connection with the construction on or operation and use of the properties owned by the Company or any of its subsidiaries, the Company represents that it has no knowledge of any material failure to comply with all applicable local, state and federal environmental laws, regulations, ordinances and administrative and judicial orders relating to the generation, recycling, reuse, sale, storage, handling, transport and disposal of any Hazardous Materials.
     (xviii) Tax Filings. The Company has filed all U.S. Federal, local and foreign income tax returns which have been required to be filed or has filed extensions and has paid all taxes indicated by said returns and all assessments received by it to the extent that such taxes have become due and are not being contested in good faith, except in each case to the extent that the failure to so file or so pay would not materially adversely affect the condition, financial or otherwise, or the earnings, business affairs or business prospects of the Company or any of its subsidiaries.
     (xix) Statements in Statutory Prospectus. The statements set forth in the Statutory Prospectus as amended or supplemented under the captions “Description of Debt Securities” and “Description of Notes,” insofar as they purport to constitute a summary of the terms of the Securities, and under the captions “Material U.S. Federal Income Tax Considerations” and “Plan of Distribution,” insofar as they purport to describe the provisions of the laws and documents referred to therein, are accurate, complete and fair in all material respects.
     (xx) Disclosure Controls and Procedures. The Company has established and maintains “disclosure controls and procedures” (as such term is defined in Rule 13a-15 and 15d-15 under the 1934 Act) that (A) are designed to ensure that material information relating to the Company and its consolidated subsidiaries, is made known to the Company’s Chief Executive Officer and its Chief Financial Officer by others within those entities, particularly during the periods in which the filings made by the Company with the Commission which it may make under Section 13(a), 13(c) or 15(d) of the 1934 Act are being prepared, (B) have been evaluated for effectiveness as of the end of the Company’s most recent fiscal year and (C) to their knowledge are effective to perform the functions for which they were established.

     (xxi) Accounting Controls and Procedures. The Company has established and maintains “internal control over financial reporting” (as such term is defined in Rule 13a-15 and 15d-15 under the 1934 Act) that (A) provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles and (B) have been evaluated by the management of the Company (including the Company’s Chief Executive Officer and Chief Financial Officer) for effectiveness as of the end of the Company’s most recent fiscal year. In addition, not later than the date of the filing with the Commission of the most recent Annual Report on Form 10-K of the Company, each of the accountants and the audit committee of the board of directors of the Company had been advised of (x) all significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the Company’s and the Operating Partnership’s ability to record, process, summarize and report financial information and (y) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal control over financial reporting.
     (xxii) Compliance with the Sarbanes-Oxley Act. There is and has been no failure on the part of the Company or any of the Company’s directors or officers, in their capacities as such, to comply in all material respects with any provision of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith (the “Sarbanes-Oxley Act”), including Section 402 related to loans and Sections 302 and 906 related to certifications.
     (xxiii) No Advisory or Fiduciary Relationship. The Company and the Operating Partnership acknowledge and agree that (A) any purchase and sale of Securities pursuant to this Agreement, including the determination of the public offering price of the Securities and any related discounts and commissions, is an arm’s-length commercial transaction between the Company, on the one hand, and the Agent(s), on the other hand, (B) in connection with any offering contemplated hereby and the process leading to each such transaction each Agent is and has been acting solely as a principal and is not the agent or fiduciary of the Company, the Operating Partnership or its stockholders, creditors, employees or any other party, (C) no Agent has assumed or will assume an advisory or fiduciary responsibility in favor of the Company or the Operating Partnership with respect to the offering contemplated hereby or the process leading thereto (irrespective of whether such Agent has advised or is currently advising the Company or the Operating Partnership on other matters) and no Agent has any obligation to the Company or the Operating Partnership with respect to the offering contemplated hereby except the obligations expressly set forth in this Agreement, (D) the Agent(s) and their respective affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Company and the Operating Partnership, and (E) the Agent(s) have not provided any legal, accounting, regulatory or tax advice with respect to the offering contemplated hereby and the Company and the Operating Partnership have consulted their own legal, accounting, regulatory and tax advisors to the extent it deemed appropriate.

     (xxiv) REIT Qualification. With respect to all tax periods regarding which the Internal Revenue Service is or will be entitled to assert any claim, the Company has met the requirements for qualification as a real estate investment trust under Sections 856 through 860 of the Internal Revenue Code of 1986, as amended (the “Code”), and the Company’s present and contemplated operations, assets and income continue to meet such requirements.
     (xxv) Investment Company Act. Neither the Company nor the Operating Partnership is and, after giving effect to the offering and sale of the Securities as contemplated herein, will be an “investment company” or an entity “controlled” by an “investment company as such terms are defined in the Investment Company Act of 1940, as amended (the “1940 Act”).
     (xxvi) Commodity Exchange Act. The Securities, when issued, authenticated and delivered pursuant to the provisions of this Agreement and the Indenture, will be excluded or exempted under the provisions of the Commodity Exchange Act.
     (xxvii) Significant Subsidiaries. The Operating Partnership is the only “Significant Subsidiary” of the Company (as defined in Regulation S-X of the 1933 Act Regulations).
     (b) Additional Certifications. Any certificate signed by any director or officer of the Company and the Operating Partnership and delivered to one or more Agents or to counsel for the Agents in connection with an offering of Securities to one or more Agents as principal or through an Agent as agent shall be deemed a representation and warranty by the Company and the Operating Partnership to such Agent or Agents as to the matters covered thereby on the date of such certificate and at each Representation Date subsequent thereto.
SECTION 3. Purchases as Principal; Solicitations as Agent.
     (a) Purchases as Principal. Subject to the terms and conditions stated herein, the Company agrees that, whenever the Company determines to sell Securities directly to any Agent as principal for resale to others, it will enter into a separate agreement relating to such sale in accordance with the provisions of this Section 3(a).
     Each sale of Securities to an Agent shall be made in accordance with the terms of this Agreement and the Procedures (as defined in Section 3(c) below) and a supplemental agreement which will provide for the sale of such Securities to, and the purchase and reoffering thereof by, an Agent. Each such supplemental agreement (which may be an oral agreement and confirmed in writing between an Agent and the Company and the Operating Partnership) is herein referred to as a “Terms Agreement”. Each such Terms Agreement, whether oral (and confirmed in writing, which may be by facsimile transmission) or in writing, shall be with respect to such information (as applicable) as is specified in Exhibit A hereto. An Agent’s commitment to purchase Securities shall be deemed to have been made on the basis of the representations and warranties of the Company and the Operating Partnership herein contained and shall be subject to the terms and conditions herein set forth.

     Delivery of the certificates for Securities sold to a Purchaser pursuant to any Terms Agreement shall be made as agreed to between the Company and the Operating Partnership, and the Purchaser as set forth in the respective Terms Agreement, not later than the Purchase Date set forth in such Terms Agreement, against payment of funds to the Company in the net amount due to the Company for such Securities by the method and in the form set forth in the respective Terms Agreement.
     Unless the context otherwise requires, references herein to “this Agreement” shall include the applicable agreement of one or more Agents to purchase Securities from the Company as principal. Each purchase of Securities, unless otherwise agreed, shall be at a discount from the principal amount of each such Security equivalent to the applicable commission set forth in Schedule A hereto. The Agents may engage the services of any other broker or dealer in connection with the resale of the Securities purchased by them as principal and may allow all or any portion of the discount received in connection with such purchases from the Company to such brokers and dealers. At the time of each purchase of Securities from the Company by one or more Agents as principal, such Agent or Agents shall specify the requirements for the stand-off agreement, officers’ certificate, opinions of counsel and comfort letter pursuant to Sections 4(j), 7(b), 7(c) and 7(d) respectively hereof.
     (b) Solicitations as Agent. On the basis of the representations and warranties herein contained, but subject to the terms and conditions herein set forth, when agreed by the Company and an Agent, such Agent, as an agent of the Company, will use its reasonable efforts to solicit offers to purchase the Securities upon the terms and conditions set forth in the Prospectus. The Agents are not authorized to appoint sub-agents with respect to Securities sold through them as agent. All Securities sold through an Agent as agent will be sold at 100% of their principal amount unless otherwise agreed to by the Company and such Agent.
     The Company reserves the right, in its sole discretion, to suspend solicitation of purchases of the Securities through an Agent, as agent, commencing at any time for any period of time or permanently. As soon as practicable after receipt of instructions from the Company, such Agent will suspend solicitation of purchases from the Company until such time as the Company has advised such Agent that such solicitation may be resumed.
     The Company agrees to pay each Agent a commission, in the form of a discount, equal to the applicable percentage of the principal amount of each Security sold by the Company as a result of a solicitation made by such Agent, as an agent of the Company, as set forth in Schedule A hereto, unless otherwise agreed.
     (c) Administrative Procedures. The purchase price, interest rate or formula, maturity date and other terms of the Securities (as applicable) specified in Exhibit A hereto shall be agreed upon by the Company and the applicable Agent or Agents and specified in a pricing supplement to the Prospectus (each, a “Pricing Supplement”) to be prepared in connection with each sale of Securities. Except as may be otherwise specified in the applicable Pricing Supplement, the Securities will be issued in denominations of U.S. $1,000 or any larger amount that is an integral multiple of U.S. $1,000. Administrative procedures with respect to the sale of Securities shall be agreed upon from time to time by the Company, the Agents and the Trustee (the “Procedures”). The Agents and the Company agree to perform, and the Company agrees to cause the Trustee to agree to perform, their respective duties and obligations specifically provided to be performed by them in the Procedures.
SECTION 4. Covenants of the Company and the Operating Partnership.
     The Company and the Operating Partnership covenant with the Agents as follows:
     (a) The Company and the Operating Partnership will file each Statutory Prospectus pursuant to and in accordance with Rule 424(b) within the time period prescribed therein. Prior to the termination of the offering of any issue of Securities, the Company and the Operating Partnership will not file any amendment to the Registration Statement or supplement to the Prospectus or Statutory Prospectus (except for a supplement relating to an offering of securities other than the Securities) unless the Company and the Operating Partnership have furnished to the related Agent(s) a copy for their review prior to filing and will not file any such proposed amendment or supplement to which such Agent(s) may reasonably object. Subject to the foregoing sentence, the Company and the Operating Partnership will cause each supplement to the Prospectus or Statutory Prospectus to be filed (or mailed for filing) with the Commission as required pursuant to Rule 424 of the 1933 Act Regulations (without reliance on Rule 424(b)(8)). The Company and the Operating Partnership will promptly advise such Agent(s) (i) when each supplement to the Prospectus or Statutory Prospectus shall have been filed (or mailed for filing) with the Commission pursuant to Rule 424 of the 1933 Act Regulations (the filing of any such supplement on EDGAR shall be deemed notice by the Company and the Operating Partnership to the Agents), (ii) when any amendment to the Registration Statement shall have become effective (for so long as the Registration Statement is an “automatic shelf registration statement” within the meaning of Rule 405, the filing of any such amendment on EDGAR shall be deemed notice of effectiveness by the Company and the Operating Partnership to the Agents), (iii) of any request by the Commission for any amendment to the Registration Statement or amendment to or supplement to the Prospectus or Statutory Prospectus or for any additional information, (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the institution or threatening of any proceeding for that purpose or of any examination pursuant to Section 8(e) of the 1933 Act with respect to the Registration Statement, (v) if the Company or the Operating Partnership becomes the subject of a proceeding under Section 8A of the 1933 Act in connection with the offering of the Securities, (vi) of the receipt by the Company or the Operating Partnership of any notification with respect to the suspension of the qualification of the Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose and (vii) any change in the rating assigned by any nationally recognized statistical rating organization to any debt securities of the Company or the public announcement by any nationally recognized statistical rating organization that it has under surveillance or review, with possible negative implications, its rating of any debt securities of the Company. The Company and the Operating Partnership will use their best efforts to prevent the issuance of any such stop order and, if issued, to obtain as soon as possible the withdrawal thereof. The Company and the Operating Partnership shall pay the required Commission filing fees relating to the Securities within the time required by Rule 456(b)(1)(i) of the 1933 Act Regulations without regard to the proviso therein and otherwise in accordance with Rules 456(b) and 457(r) of the 1933 Act Regulations (including, if applicable, by updating the “Calculation of Registration Fee” table in accordance with Rule 456(b)(1)(ii) of the 1933 Act

Regulations either in a post-effective amendment to the Registration Statement or on the cover page of a prospectus filed pursuant to Rule 424(b)).
     (b) The Registration Statement is an “automatic shelf registration statement,” as defined in Rule 405, that initially became effective within three years of the date hereof. If immediately prior to the third anniversary (the “Renewal Deadline”) of the initial effective date of the automatic shelf registration statement relating to the Securities, any of the Securities remain unsold by the Agent(s), the Company and the Operating Partnership will, prior to the Renewal Deadline, file, if it has not already done so and is eligible to do so, a new automatic shelf registration statement relating to the Securities, in a form satisfactory to the Agents. If the Company and the Operating Partnership are no longer eligible to file an automatic shelf registration statement, the Company and the Operating Partnership will, prior to the Renewal Deadline, if they have not already done so, file a new shelf registration statement relating to the Securities, in a form satisfactory to the Agents, and will use their best efforts to cause such registration statement to be declared effective within 180 days after the Renewal Deadline. The Company and the Operating Partnership will take all other action necessary or appropriate to permit the public offering and sale of the Securities to continue as contemplated in the expired registration statement relating to the Securities. References herein to the Registration Statement shall include such new automatic shelf registration statement or such new shelf registration statement, as the case may be.
     (c) If, at any time when a prospectus relating to the Securities is required to be (or, but for the exemption in Rule 172 of the 1933 Act Regulations, would be required to be) delivered under the 1933 Act, any event occurs as a result of which the Registration Statement, General Disclosure Package or the Prospectus, as then supplemented, would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein not misleading, any facts or events arise which, individually or in the aggregate, would represent a fundamental change in the information set forth in the Registration Statement, the General Disclosure Package or the Prospectus, or if it shall be necessary to amend the Registration Statement, file a new registration statement or to supplement the Prospectus to comply with the 1933 Act or the 1934 Act or the respective rules and regulations thereunder, the Company and the Operating Partnership promptly will (i) notify such Agent to suspend the solicitation of offers to purchase Securities (and, if so notified, such Agent shall forthwith suspend such solicitation and cease using the Prospectus as then amended or supplemented), (ii) prepare and file with the Commission, subject to the first sentence of paragraph (a) of this Section 4, an amendment or supplement or new registration statement which will correct such statement or omission or an amendment or supplement which will effect such compliance and (iii) will supply any such amended or supplemented Prospectus or new registration statement to such Agent in such quantities as such Agent may reasonably request. If such amendment or supplement, and any documents, certificates and opinions furnished to such Agent pursuant to paragraph (i) of this Section 4 in connection with the preparation or filing of such amendment or supplement are reasonably satisfactory in all respects to such Agent, such Agent will, upon the filing of such amendment or supplement with the Commission and upon the effectiveness of an amendment to the Registration Statement (or new registration statement) if such an amendment is required, resume such Agent’s obligation to solicit offers to purchase Securities hereunder. If at any time following issuance of an Issuer Free Writing Prospectus there occurred or occurs an event or development as a result of which such Issuer Free Writing Prospectus conflicted or would conflict with the information then contained in the Registration Statement or Prospectus or included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances prevailing at that subsequent time, not misleading, the Company and the Operating Partnership will (i) promptly notify the applicable Agent(s) and (ii) promptly amend or supplement such Issuer Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission.
     (d) With respect to any issue of Securities, the Company and the Operating Partnership represent and agree that, unless they obtain the prior written consent of the related Agent(s), they will not make any offer relating to the Securities that would constitute an Issuer Free Writing Prospectus, or that would otherwise constitute a “free writing prospectus,” as defined in Rule 405, that is required to be filed with the Commission or retained by the Company and the Operating Partnership under Rule 433; provided that the prior written consent of the Agent(s) hereto shall be deemed to have been given in respect to the Issuer Free Writing Prospectus(es) listed in the applicable Terms Agreement. Any such free writing prospectus consented to by such Agent(s) is hereinafter referred to as a “Permitted Free Writing Prospectus.” The Company and the Operating Partnership represent that they have treated and agree that they will treat each Permitted Free Writing Prospectus as an “issuer free writing prospectus,” as defined in Rule 433, and has complied and will comply with the requirements of Rule 433 applicable to any Permitted Free Writing Prospectus, including timely Commission filing where required, legending and record keeping.
     (e) The Company will prepare a final term sheet relating to the final terms of the Securities, in the form attached to the form of Terms Agreement, and will file such final term sheet within the period required by Rule 433(d)(5)(ii). Any such final term sheet is an Issuer Free Writing Prospectus and a Permitted Free Writing Prospectus for purposes of this Agreement. In addition to the foregoing, the Agent may, without consent of the Company or the Operating Partnership, use a free writing prospectus that contains only (a) (i) information describing the preliminary terms of the Securities or their offering, (ii) information that describes the final terms of the Securities or their offering and that is included in the final term sheet of the Company and the Operating Partnership contemplated in the first sentence of this subsection or (iii) information permitted by Rule 134 under the 1933 Act or (b) other information that is not “issuer information,” as defined in Rule 433.
     (f) The Company will deliver to the Agents as many signed and conformed copies of the Registration Statement (as originally filed) and of each amendment thereto (including exhibits filed therewith or incorporated by reference therein and documents incorporated by reference in the Prospectus) as the Agents reasonably request. The Company will furnish to the Agents as many copies of the Prospectus and any Issuer Free Writing Prospectus (in each case, as amended or supplemented) as the Agents reasonably request so long as the Agents are required to deliver a Prospectus in connection with sales or solicitations of offers to purchase the Securities.
     (g) As soon as practicable, but in any event not later than 16 months after any Settlement Date, the Company and the Operating Partnership will make generally available to the Company’s security holders and to the Agents earnings statements covering a period of at least 12 months beginning after the effective date of the Registration Statement and otherwise satisfying the provisions of and provide the benefits contemplated by Section 11(a) of the 1933 Act and Rule 158 under the 1933 Act.
     (h) The Company and the Operating Partnership will endeavor, in cooperation with the Agents, to qualify the Securities for offering and sale under the applicable securities laws of such states and other jurisdictions of the United States as the Agents may designate, and will maintain such qualifications in effect for as long as may be required for the distribution of the Securities; provided, however, that the Company and the Operating Partnership shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation in any jurisdiction in which they are not so qualified. The Company and the Operating Partnership will file such statements and reports as may be required by the laws of each jurisdiction in which the Securities have been qualified as above provided. The Company will promptly advise the Agents of the receipt by the Company or the Operating Partnership of any notification with respect to the suspension of the qualification of the Securities for sale in any such state or jurisdiction or the initiating or threatening of any proceeding for such purpose.
     (i) The Company and the Operating Partnership, during the period when the Prospectus is required to be delivered under the 1933 Act or the 1934 Act in connection with sales of the Securities (or but for the exemption afforded by Rule 172 of the 1933 Act would be required to be delivered), will file all documents required to be filed with the Commission pursuant to Sections 13, 14 or 15(d) of the 1934 Act within the time periods prescribed by the 1934 Act and the rules and regulations of the Commission thereunder (the “1934 Act Regulations”).
     (j) If specified by the applicable Agent or Agents in connection with a purchase of Securities from the Company as principal, between the date of the agreement to purchase such Securities and the Settlement Date with respect to such purchase, the Company will not, without the prior written consent of such Agent or Agents, offer or sell, grant any option for the sale of, or enter into any agreement to sell, any debt securities of the Company (other than the Securities that are to be sold pursuant to such agreement, commercial paper in the ordinary course of business or assumptions of mortgages on acquired properties).
     (k) The Company will continue to elect to qualify as a “real estate investment trust” under the Code and will use its best efforts to continue to qualify as a “real estate investment trust” for so long as the Company’s board of directors deems it in the best interest of the Company and its shareholders to remain so qualified.
SECTION 5. Conditions of Obligations.
     The obligations of the Agents to purchase Securities from the Company as principal and to solicit offers to purchase Securities as agent of the Company, and the obligations of any purchasers of Securities sold through an Agent as agent of the Company, will be subject to the accuracy of the representations and warranties on the part of the Company and the Operating Partnership herein and to the accuracy of the statements of the directors or officers of the Company, including those made on behalf of the Operating Partnership, made in any certificate furnished pursuant to the provisions hereof, to the performance and observance by the Company and the Operating Partnership of all their respective covenants and agreements herein contained and to the following additional conditions precedent:
     (a) Legal Opinions. On the date hereof, the Agents shall have received the following legal opinions, dated as of the date hereof and in form and substance satisfactory to the Agents:
     (i) Opinion of Company and the Operating Partnership Counsel. The favorable opinion of Morrison & Foerster LLP, counsel to the Company and the Operating Partnership, substantially to the effect that:
     (1) Each of the Company and the Operating Partnership has been duly incorporated or formed, as applicable, and is validly existing as a corporation or limited partnership, as the case may be, in good standing under the laws of the jurisdiction in which is incorporated or formed, as applicable, with full corporate or partnership, as applicable, power and authority to own or lease, as the case may be, and to its properties and conduct its business as described in the Statutory Prospectus.
     (2) The Company is duly qualified to transact business as a foreign corporation in the States, Districts or Commonwealths, as applicable. of Arizona, Colorado, Delaware, District of Columbia, Florida, Massachusetts, North Carolina, Ohio, Oregon, South Carolina, Tennessee, Texas and Virginia. The Operating Partnership is duly qualified and authorized to transact business as a foreign limited partnership in the States or Commonwealths, as applicable, of Arizona, California, Florida, Maryland, Ohio, Oregon, Tennessee, Texas, Virginia and Washington.
     (3) This Agreement has been duly authorized, executed and delivered by the Company and the Operating Partnership.
     (4) The Notes, in the form(s) certified by the Company as of the date hereof, have been duly authorized for issuance, offer and sale pursuant to this Agreement and, when executed and delivered by the Company and duly authenticated by the Trustee in accordance with the Indenture, and issued and delivered pursuant to the provisions of this Agreement and the Indenture against payment of consideration therefor, will constitute legal, valid and binding obligations of the Company entitled to the benefits provided by the Indenture, enforceable in accordance with their terms, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other laws relating to or affecting enforcement of creditors’ rights generally or by general equity principles, and except further as enforcement thereof may be limited by (1) requirements that a claim with respect to any Securities payable other than in U.S. dollars (or a foreign currency or composite currency judgment in respect of such claim) be converted into U.S. dollars at a rate of exchange prevailing on a date determined pursuant to applicable law or (2) governmental authority to limit, delay or prohibit the making of payments outside the United States.

     (5) The Guarantee has been duly authorized by the Operating Partnership and, when the Securities are executed, issued and authenticated in the manner provided for in the Indenture and delivered and paid for in accordance with the terms of the Third Amended and Restated Distribution Agreement will constitute a valid and binding obligation of the Operating Partnership, enforceable against the Operating Partnership in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, receivership, moratorium or other laws affecting creditors’ rights (including, without limitation, the effect of statutory and other law regarding fraudulent conveyances, fraudulent transfers and preferential transfers) and as may be limited by the exercise of judicial discretion and the application of principles of equity, good faith, fair dealing, reasonableness, conscionability and materiality (regardless of whether the enforceability of the Guarantee is considered in a proceeding at law or in equity).
     (6) The Indenture has been duly authorized, executed and delivered by the Company and the Operating Partnership, is duly qualified under the 1939 Act, and constitutes a legal, valid and binding instrument of the Company and the Operating Partnership, enforceable in accordance with its terms, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other laws relating to or affecting enforcement of creditors’ rights generally or by general equity principles, and further as enforcement thereof may be limited by (1) requirements that a claim with respect to any Securities payable other than in U.S. dollars (or a foreign currency or composite currency judgment in respect of such claim) be converted into U.S. dollars at a rate of exchange prevailing on a date determined pursuant to applicable law or (2) governmental authority to limit, delay or prohibit the making of payments outside the United States.
     (7) None of the issue and sale of the Securities, the compliance by the Company and the Operating Partnership with all of the provisions of the Securities, the Indenture and the Third Amended and Restated Distribution Agreement, nor the consummation of any other of the transactions herein or therein contemplated will (i) result in a violation of the Articles of Restatement, as amended, or bylaws of the Company, (ii) result in a violation of the Certificate of Limited Partnership and the Amended and Restated Agreement of Limited Partnership of the Operating Partnership, (iii) to such counsel’s knowledge, constitute a material breach of the terms of any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or the Operating Partnership is a party or by which they are bound or to which their property or assets of the Company or the Operating Partnership is subject and which has been filed as an exhibit to any of the Company’s filings made pursuant to the 1934 Act and incorporated by reference into the Registration Statement and the Statutory Prospectus, or (iv) to such counsel’s knowledge, violate any statute, law, order, rule or regulation of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority of the State of Maryland, the

State of Delaware or the United States of America having jurisdiction over the Company, the Operating Partnership or any of their properties.
     (8) The Registration Statement has become effective under the 1933 Act; any required filing of the Statutory Prospectus, and any supplements thereto, pursuant to Rule 424(b) has been made in the manner and within the time period required by Rule 424(b); to the knowledge of such counsel, no stop order suspending the effectiveness of the Registration Statement, or notice objecting to its use, has been issued and no proceedings for that purpose have been instituted or threatened by the Commission, and the Registration Statement and the Statutory Prospectus (other than the following, as to which counsel need express no opinion: (i) the financial statements, the related notes and schedules thereto and other financial and statistical information included or incorporated by reference therein, and (ii) the Statement of Eligibility on Form T-1 filed as an exhibit thereto), as of their respective effective or issue dates, as the case may be, complied as to form in all material respects with the applicable requirements of the 1933 Act and the 1933 Act Regulations and the 1939 Act and the 1939 Act Regulations of the Commission thereunder.
     (9) No authorization, approval or consent of any governmental authority or agency is required in connection with the transactions contemplated in this Agreement, except such as have been obtained under the 1933 Act or the 1933 Act Regulations and the 1939 Act and such as may be required under state securities or Blue Sky laws of any jurisdiction in connection with the purchase and distribution of the Securities by the Agents in the manner contemplated in this Agreement and in the Statutory Prospectus and such other approvals as have been obtained.
     (10) Each document filed pursuant to the 1934 Act (other than the financial statements, supporting schedules, footnotes and other statistical and financial information contained therein, as to which no opinion need be rendered) and incorporated or deemed to be incorporated by reference in the Statutory Prospectus complied when so filed as to form in all material respects with the 1934 Act and the 1934 Act Regulations.
     (11) The statements set forth in the Statutory Prospectus under the captions “Description of Debt Securities,” “Description of Notes” and “Material U.S. Federal Income Tax Considerations,” insofar as they constitute a summary of documents referred to therein or matters of law are correct in all material respects.
     (12) To such counsel’s knowledge, there is no pending or threatened action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or the Operating Partnership or its or their property which, if determined adversely to the Company or the Operating Partnership, would individually or in the aggregate have a material adverse effect on the current or future consolidated financial position, shareholders’ equity or results of operations of the Company and its subsidiaries, taken as a whole.
     (13) Neither the Company nor the Operating Partnership is an “investment company” as defined in the 1940 Act.
     (ii) Opinion of Counsel to the Agents. The favorable opinion of Sidley Austin llp, counsel to the Agents, in form and substance reasonably acceptable to the Agents.
     (iii) Opinion of Counsel to the Company. The favorable opinion of Kutak Rock LLP, counsel for the Company, in form and substance satisfactory to counsel for the Agents, to the effect that the Company has qualified to be taxed as a real estate investment trust pursuant to Sections 856 through 860 of the Code for its most recently ended fiscal year and for the three fiscal years immediately preceding such year, and the Company’s organization and contemplated method of operation are such as to enable it to continue to so qualify for its current fiscal year.
     (iv) Disclosure Documents. In giving their opinions required by subsections (a)(i) and (a)(ii), respectively, of this Section, Morrison & Foerster LLP and Sidley Austin llp shall each additionally state that no facts have come to such counsel’s attention that causes such counsel to believe that (A) the Registration Statement, at the later of the time of the filing of the Annual Report on Form 10-K or as of the “new effective date” with respect to the Agents and the Securities pursuant to, and within the meaning of, Rule 430B(f)(2) under the 1933 Act, contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and (B) the Statutory Prospectus, as of the date hereof, included or includes, as the case may be, any untrue statement of material fact or omitted or omits, as the case may be, to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. Such counsel need not express a view or belief with respect to (i) the financial statements, the related notes and schedules thereto or other financial and statistical data included or incorporated by reference in the Registration Statement and the Statutory Prospectus or (ii) any part of the Registration Statement which shall constitute a Statement of Eligibility on Form T-1 under the 1939 Act.
     (b) Officer’s Certificate. At the date hereof, the Agents shall have received a certificate of the Chief Executive Officer, President or any Vice President and the principal financial officer or principal accounting officer of the Company, dated as of the date hereof, certifying on behalf of the Company and the Operating Partnership that (i) since the respective dates as of which information is given in the Registration Statement and the Statutory Prospectus or since the date of any agreement by one or more Agents to purchase Securities from the Company as principal, there has not been any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, (ii) the representations and warranties of the Company and the Operating Partnership contained in Section 2 hereof are true and correct with the same force and effect as though expressly made at and as of the date of such certificate and (iii) the Company and the Operating Partnership have performed or complied with all agreements and satisfied all conditions on their part to be performed or satisfied at or prior to the date of such certificate.
     (c) The Securities shall not be rated lower than “Baa2” by Moody’s Investors Service, Inc. and “BBB” by Standard & Poor’s Ratings Services.
     (d) Other Documents. On the date hereof and on each Settlement Date, counsel to the Agents shall have been furnished with such documents and opinions as such counsel may reasonably require for the purpose of enabling such counsel to pass upon the issuance and sale of Securities as herein contemplated and related proceedings, or in order to evidence the accuracy and completeness of any of the representations and warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Company and the Operating Partnership in connection with the issuance and sale of Securities as herein contemplated shall be satisfactory in form and substance to the Agents and to counsel to the Agents.
     If any condition specified in this Section 5 shall not have been fulfilled when and as required to be fulfilled, this Agreement may be terminated by the applicable Agent or Agents by notice to the Company at any time and any such termination shall be without liability of any party to any other party, except that the covenant regarding provision of an earnings statement set forth in Section 4(g) hereof, the provisions concerning payment of expenses under Section 10 hereof, the indemnity and contribution agreement set forth in Sections 8 and 9 hereof, the provisions concerning the representations, warranties and agreements to survive delivery of Section 11 hereof, the provisions relating to governing law and forum set forth in Section 14 and the provisions relating to parties set forth in Section 15 hereof shall remain in effect.
SECTION 6. Delivery of and Payment for Securities Sold through an Agent.
     Delivery of Securities sold through an Agent as agent shall be made by the Company to such Agent for the account of any purchaser only against payment therefor in immediately available funds. In the event that a purchaser shall fail either to accept delivery of or to make payment for a Security on the date fixed for settlement, such Agent shall promptly notify the Company and deliver such Security to the Company and, if such Agent has theretofore paid the Company for such Note, the Company will promptly return such funds to such Agent. If such failure occurred for any reason other than default by such Agent in the performance of its obligations hereunder, the Company will reimburse such Agent on an equitable basis for its loss of the use of the funds for the period such funds were credited to the Company’s account.
SECTION 7. Additional Covenants of the Company and the Operating Partnership.
     The Company covenants and agrees with the Agents that:
     (a) Reaffirmation of Representations and Warranties. Each acceptance by the Company of an offer for the purchase of Securities (whether to one or more Agents as principal or through an Agent as agent), and each delivery of Securities (whether to one or more Agents as principal or through an Agent as agent), shall be deemed to be an affirmation that the representations and warranties of the Company and the Operating Partnership contained in this

Agreement and in any certificate theretofore delivered to the Agents pursuant hereto are true and correct at the time of such acceptance or sale, as the case may be, and an undertaking that such representations and warranties will be true and correct at the time of delivery to such Agent or Agents or to the purchaser or its agent, as the case may be, of the Security or Securities relating to such acceptance or sale, as the case may be, as though made at and as of each such time (and it is understood that such representations and warranties shall relate to the Registration Statement, the General Disclosure Package and the Prospectus as amended and supplemented to each such time).
     (b) Subsequent Delivery of Certificates. Each time that (i) the Registration Statement or the Statutory Prospectus shall be amended or supplemented (other than by an amendment or supplement providing solely for a change in the interest rate or formula applicable to the Securities or relating solely to the issuance and/or offering of securities other than the Securities), (ii) there is filed with the Commission any document incorporated by reference into the Registration Statement, the General Disclosure Package or the Prospectus (other than any Current Report on Form 8-K relating solely to the issuance and/or offering of securities other than the Securities, unless the Agents shall otherwise specify), (iii) (if required in connection with the purchase of Securities from the Company by one or more Agents as principal) the Company sells Securities to such Agent or Agents as principal or (iv) the Company sells Securities in a form not previously certified to the Agents by the Company, the Company and the Operating Partnership shall furnish or cause to be furnished to the Agent(s), forthwith a certificate dated the date of filing with the Commission of such supplement or document, the date of effectiveness of such amendment, or the date of such sale, as the case may be, in form satisfactory to the Agent(s) to the effect that the statements contained in the certificate referred to in Section 5(b) hereof which were last furnished to the Agents are true and correct at the time of such amendment, supplement, filing or sale, as the case may be, as though made at and as of such time (except that such statements shall be deemed to relate to the Registration Statement, the General Disclosure Package and the Prospectus as amended and supplemented to such time) or, in lieu of such certificate, a certificate of the same tenor as the certificate referred to in Section 5(b) hereof, modified as necessary to relate to the Registration Statement, the General Disclosure Package and the Prospectus as amended and supplemented to the time of delivery of such certificate.
     (c) Subsequent Delivery of Legal Opinions. Each time that (i) the Registration Statement or the Statutory Prospectus shall be amended or supplemented (other than by an amendment or supplement providing solely for a change in the interest rate or formula applicable to the Securities, providing solely for the inclusion of additional financial information, or, unless the Agents shall otherwise specify, relating solely to the issuance and/or offering of securities other than the Securities), (ii) there is filed with the Commission any document incorporated by reference into the Registration Statement, General Disclosure Package or the Prospectus (other than any Current Report on Form 8-K relating solely to the issuance and/or offering of securities other than the Securities, unless the Agents shall otherwise specify), (iii) (if required in connection with the purchase of Securities from the Company by one or more Agents as principal) the Company sells Securities to such Agent or Agents as principal or (iv) the Company sells Securities in a form not previously certified to the Agents by the Company, the Company and the Operating Partnership shall furnish or cause to be furnished forthwith to the Agents and to counsel to the Agents the written opinion of Morrison & Foerster LLP, counsel to the

Company, or other counsel satisfactory to the Agents, dated the date of filing with the Commission of such supplement or document, the date of effectiveness of such amendment, or the date of such sale, as the case may be, in form and substance satisfactory to the Agents, of the same tenor as the opinion referred to in Section 5(a)(i) hereof (and including the statement required by Section 5(a)(iv)), but modified to state that (x) the Registration Statement has become effective under the 1933 Act; any required filing of the preliminary prospectus or the Statutory Prospectus, and any supplements thereto, pursuant to Rule 424(b) has been made in the manner and within the time period required by Rule 424(b); any required filing of any Issuer Free-Writing Prospectus pursuant to Rule 433(b) has been made in the manner and within the time period required by Rule 433(b); to the knowledge of such counsel, no stop order suspending the effectiveness of the Registration Statement, or notice objecting to its use, has been issued, no proceedings for that purpose have been instituted or threatened and the Registration Statement, the preliminary prospectus, the Statutory Prospectus and any such Issuer Free Writing Prospectus (other than (i) the financial statements and other financial and statistical information contained therein and (ii) the Statement of Eligibility on Form T-1 filed as an exhibit thereto, as to which such counsel need express no opinion), as of their respective effective or issue dates, as the case may be, complied as to form in all material respects with the applicable requirements of the 1933 Act and the 1933 Act Regulations and the 1939 Act and the 1939 Act Regulations of the Commission thereunder and (y) no facts have come to such counsel’s attention that have caused it to believe that (A) the Registration Statement, at the later of the time of the filing of the Annual Report on Form 10-K or as of the “new effective date” with respect to the Agents and the Securities pursuant to, and within the meaning of, Rule 430B(f)(2) under the 1933 Act, contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and (B) (1) the General Disclosure Package, as of the Applicable Time specified in the applicable Terms Agreement and (2) the Prospectus, as of its date and as of the Closing Date, included or includes, as the case may be, any untrue statement of material fact or omitted or omits, as the case may be, to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.
     (d) Delivery of Comfort Letters. Each time that the Agents purchase Securities from the Company as principal or solicit offers to purchase Securities as agent of the Company, the Agents shall receive (1) a letter from Ernst & Young LLP, dated as of the date of the applicable pricing supplement, in form and substance satisfactory to the Agents, to the effect that: (i) they are independent accountants with respect to the Company and its subsidiaries within the meaning of the 1933 Act and the applicable published rules and regulations thereunder; (ii) it is their opinion that the consolidated financial statements and supporting schedules of the Company and its subsidiaries included or incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus as amended and supplemented to the date of such letter, and covered by their opinions therein comply in form in all material respects with the applicable accounting requirements of the 1933 Act and the 1934 Act and the related published rules and regulations thereunder; (iii) based upon limited procedures set forth in detail in such letter (which shall include, without limitation, the procedures specified by the American Institute of Certified Public Accountants for a review of interim financial information as described in SAS No. 100, Interim Financial Information, with respect to the unaudited condensed consolidated financial statements of the Company and its subsidiaries included or incorporated by reference in the Registration Statement), nothing came to their attention that caused them to believe that (1) any material modifications should be made to the unaudited financial statements and financial statement schedules of the Company and its subsidiaries included or incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus for them to be in conformity with accounting principles generally accepted in the United States, (2) the unaudited financial statements and financial statement schedules of the Company included or incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus do not comply as to form in all material respects with the applicable accounting requirements of the 1934 Act and the related published rules and regulations thereunder, or (3) at a specified date not more than three days prior to the date of such letter, there has been any change in the capital stock of the Company and the Operating Partnership or in the secured and unsecured debt of the Company and the Operating Partnership or any decrease in the total assets of the Company and the Operating Partnership, as compared with the amounts shown in the most recent consolidated balance sheet included or incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus or, during the period from the date of the most recent consolidated statement of operations included or incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus to a specified date not more than three days prior to the date of such letter, there were any decreases, as compared with the corresponding period in the preceding year, in rental income or in the total or per share amounts of net income or income before gains (losses) on investments, minority interests, discontinued operations and extraordinary items of the Company and the Operating Partnership, except in all instances for changes, increases or decreases which the Registration Statement, the General Disclosure Package and the Prospectus disclose have occurred or may occur or except for such exceptions enumerated in such letter as shall have been agreed to by the Agents and the Company and the Operating Partnership; (iv) they have compared the information in the Prospectus under selected captions with the disclosure requirements of Regulation S-K and on the basis of limited procedures specified in such letter nothing came to their attention as a result of the foregoing procedures that caused them to believe that this information does not conform in all material respects with the disclosure requirements of Items 301, 402 and 503(d) of Regulation S-K; and (v) in addition to the audit referred to in their opinions and the limited procedures referred to in clause (iii) and (iv) above, they have carried out certain specified procedures, not constituting an audit, with respect to certain amounts, percentages and financial information which are included or incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus and which are specified by the Agents, and have found such amounts, percentages and financial information to be in agreement with the relevant accounting, financial and other records of the Company and its subsidiaries identified in such letter; and (2) a letter from Ernst & Young LLP, dated as of the Settlement Date, in form and substance satisfactory to the Agents, to the effect that they reaffirm the statements made in the letter furnished by them pursuant to Section 7(d)(1) hereof, except that the specified date referred to therein for the carrying out of procedures shall be no more than three business days prior to such Settlement Date.
SECTION 8. Indemnification.
     (a) Indemnification of the Agents. The Company and the Operating Partnership, jointly and severally, agree to indemnify and hold harmless each Agent and each person, if any, who controls such Agent within the meaning of Section 15 of the 1933 Act as follows:

     (i) against any and all loss, liability, claim, damage and expense whatsoever as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, in the Statutory Prospectus, the Prospectus, any preliminary prospectus, or in any amendment thereof or supplement thereto, any Issuer Free Writing Prospectus or any “issuer information” filed or required to be filed pursuant to Rule 433(d) under the 1933 Act or arising out of or based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading;
     (ii) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission referred to in subsection (i) above, or any such alleged untrue statement or omission, if such settlement is effected with the written consent of the Company and the Operating Partnership; and
     (iii) against any and all expense whatsoever, as incurred (including, the fees and disbursements of counsel chosen by the Agents), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceedings by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (i) or (ii) above;
provided, however, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Company or the Operating Partnership by any Agent expressly for use in any such document referred to (i) above. This indemnity agreement will be in addition to any liability which the Company or the Operating Partnership may otherwise have.
     (b) Indemnification of the Company. Each Agent severally and not jointly agrees to indemnify and hold harmless the Company and the Operating Partnership, the Company’s directors, each of the Company’s officers who signed the Registration Statement on behalf of the Company or the Operating Partnership and each person, if any, who controls the Company or the Operating Partnership within the meaning of Section 15 of the 1933 Act, against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a) of this Section, but only with respect to written information relating to such Agent furnished to the Company or the Operating Partnership by or on behalf of such Agent expressly for use in any document referred to in (a)(i) above. This indemnity agreement will be in addition to any liability which such Agent may otherwise have.
     (c) Actions Against Parties; Notification. Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement. In the case of parties indemnified pursuant to Section 8(a) hereof, counsel to the indemnified parties shall be selected by the applicable Agent(s) and, in the case of parties indemnified pursuant to Section 8(b) hereof, counsel to the indemnified shall be selected by the Company. An indemnifying party may participate at its own expense in the defense of any such action; provided, however, that counsel to the indemnifying party shall not (except with the consent of the indemnified party) also be counsel to the indemnified party. In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances.
     No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section 8 or 9 hereof (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.
SECTION 9. Contribution.
     In order to provide for just and equitable contribution in circumstances in which the indemnity agreement provided for in Section 8 is for any reason held to be unenforceable by the indemnified parties although applicable in accordance with its terms, the Company and the Operating Partnership, on one hand, and the Agents, on the other, shall contribute to the aggregate losses, liabilities, claims, damages and expenses of the nature contemplated by said indemnity agreement incurred by the Company and the Operating Partnership and one or more of the Agents, as incurred, in such proportions that each Agent is responsible for that portion represented by the percentage that the commission or underwriting discount received by such Agent bears to the total sales price from the sale of the Securities sold to or through such Agent that were the subject of the claim for indemnification and the Company and the Operating Partnership are responsible for the balance; provided, however, that no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 9, each person, if any, who controls an Agent within the meaning of Section 15 of the 1933 Act shall have the same rights to contribution as such Agent, and each director of the Company, each officer of the Company who signed the Registration Statement on behalf of the Company or the Operating Partnership, and each person, if any, who controls the Company or the Operating Partnership within the meaning of Section 15 of the 1933 Act shall have the same rights to contribution as the Company and the Operating Partnership.

SECTION 10. Payment of Expenses.
     The Company and the Operating Partnership, jointly and severally, will pay all expenses incident to the performance of their obligations under this Agreement (whether or not any sale of Securities is consummated), including:
     (a) The preparation and filing of the Registration Statement, the Prospectus, any preliminary prospectus, any Issuer Free Writing Prospectus and all amendments or supplements thereto;
     (b) The preparation, filing and reproduction of this Agreement and the Indenture;
     (c) The preparation, printing, issuance and delivery of the Securities, including any fees and expenses relating to the eligibility and issuance of Securities in book-entry form;
     (d) The reasonable fees and disbursements of the accountants and counsel of the Company and the Operating Partnership, of the Trustee and its counsel, and of any calculation agent or exchange rate agent;
     (e) The reasonable fees and disbursements of counsel to the Agents incurred in connection with the establishment of the program relating to the Securities and incurred from time to time in connection with the transactions contemplated hereby;
     (f) The qualification of the Securities under state securities laws in accordance with the provisions of Section 4(h) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Agents in connection therewith and in connection with the preparation of any Blue Sky or Legal Investment Survey;
     (g) The printing and delivery to and by the Agents in quantities as stated above of copies of the Registration Statement, the Prospectus, any preliminary prospectus, any Issuer Free Writing Prospectus and all amendments or supplements thereto;
     (h) The preparation, reproducing and delivery to the Agents of copies of the Indenture and all amendments, supplements and modifications thereto;
     (i) Any fees charged by nationally recognized statistical rating organizations for the rating of the Securities;
     (j) The fees and expenses incurred in connection with any listing of Securities on a securities exchange;
     (k) The fees and expenses incurred with respect to any filing with the Financial Industry Regulatory Authority, Inc.;
     (l) Any advertising and other out-of-pocket expenses of the Agents incurred with the approval of the Company and the Operating Partnership; and
     (m) The cost of providing any CUSIP or other identification numbers for the Securities.

SECTION 11. Representations, Warranties and Agreements to Survive Delivery.
     All representations, warranties and agreements contained in this Agreement of the Company and the Operating Partnership or in certificates of officers of the Company, including those on behalf of the Operating Partnership, submitted pursuant hereto or thereto shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of the Agents or any controlling person of an Agent, or by or on behalf of the Company or the Operating Partnership, and shall survive each delivery of and payment for any of the Securities.
SECTION 12. Termination.
     (a) Termination of this Agreement. This Agreement (excluding any agreement by one or more Agents to purchase Securities from the Company as principal) may be terminated for any reason at any time by the Company or by an Agent, as to itself, upon the giving of 30 days’ written notice of such termination to the other party hereto.
     (b) Termination of Agreement to Purchase Securities as Principal. The applicable Agent or Agents may also terminate any agreement by such Agent or Agents to purchase Securities from the Company as principal, by notice to the Company and the Operating Partnership, at any time at or prior to the Settlement Date relating thereto (i) if there has been, since the date of such agreement or since the respective dates as of which information is given in the Registration Statement, General Disclosure Package and the Prospectus, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, or (ii) if there has occurred any material adverse change in the financial markets in the United States or any outbreak of hostilities or other calamity or crisis or escalation of any existing hostilities, the effect of which is such as to make it, in the judgment of such Agent or Agents, impracticable or inadvisable to market the Securities or enforce contracts for the sale of the Securities or a material disruption has occurred in securities settlement or clearance services in the United States, or (iii) if trading in any of the securities of the Company has been suspended by the Commission or the New York Stock Exchange, or if trading generally on either the New York Stock Exchange or the NASDAQ Stock Market has been suspended, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices for securities have been required, by either of said exchanges or by order of the Commission or any other governmental authority, or if a banking moratorium has been declared by Federal, New York, Maryland or Delaware authorities, (iv) if the rating assigned by any nationally recognized statistical rating organization to any debt securities of the Company as of the date of such agreement shall have been lowered since that date or if any such rating organization shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of any debt securities of the Company, or (v) if there shall have come to the attention of such Agent or Agents any facts that would cause them to believe that the Registration Statement, General Disclosure Package and the Prospectus, at the time it was required to be delivered to a purchaser of Securities, included an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in light of the circumstances existing at the time of such delivery, not misleading.

     (c) General. In the event of any such termination, none of the parties will have any liability to any other party hereto, except that (i) the Agents shall be entitled to any commission earned in accordance with the third paragraph of Section 3(b) hereof, (ii) if at the time of termination (A) any Agent shall own any Securities purchased by it as principal with the intention of reselling them or (B) an offer to purchase any of the Securities has been accepted by the Company but the time of delivery to the purchaser or his agent of the Security or Securities relating thereto has not occurred, the covenants set forth in Sections 4 and 7 hereof shall remain in effect until such Securities are so resold or delivered, as the case may be, and (iii) the covenant set forth in Section 4(g) hereof, the provisions of Section 10 hereof, the indemnity and contribution agreements set forth in Sections 8 and 9 hereof, and the provisions of Sections 11, 14 and 15 hereof shall remain in effect.
SECTION 13. Notices.
     Unless otherwise provided herein, all notices required under the terms and provisions hereof shall be in writing, either delivered by hand, by mail or by telex, telecopier or telegram, and any such notice shall be effective when received at the address specified below.
If to the Company or the Operating Partnership:
UDR, Inc.
1745 Shea Center Drive, Suite 200
Highlands Ranch, Colorado 80219
Attention: Warren L. Troupe, Senior Executive Vice President
Telecopy No.: (720) 283-2453
with a copy to:
Morrison & Foerster LLP
200 Pennsylvania Avenue, Suite 6000
Washington, D.C. 20006-1888
Attention: David M. Lynn, Esq.
Telecopy No.: (202) 887-0763
If to the Agents:
Citigroup Global Markets Inc.
388 Greenwich Street
New York, New York 10013
Attention: Transaction Execution Group
Telecopy No.: (646) 291-5209
Deutsche Bank Securities Inc.
60 Wall Street
New York, New York 10005
Attention: Debt Capital Markets/Syndicate Desk
Telecopy No.: (212) 797-2202

J.P. Morgan Securities LLC
383 Madison Avenue, 3rd Floor
New York, New York 10179
Attention: Medium-Term Note Desk
Telecopy No.: (212) 834-6081
Merrill Lynch, Pierce, Fenner & Smith
                Incorporated
One Bryant Park
NY1-100-18-03
New York, New York 10036
Attention: High Grade Transaction Management/Legal
Telecopy No.: (646) 855-5958
Morgan Stanley & Co. LLC
1585 Broadway, 29th Floor
New York, NY 10036
Attention: Investment Banking Division
Telecopy No.: (212) 507-8999
Wells Fargo Securities, LLC
301 S. College Street
Charlotte, NC 28288
Attention: Transaction Management
Telecopy No.: (704) 383-9165
or at such other address as such party may designate from time to time by notice duly given in accordance with the terms of this Section 13.
SECTION 14. Governing Law; Forum.
     This Agreement and all the rights and obligations of the parties shall be governed by and construed in accordance with the laws of the State of New York applicable to agreements made and to be performed in such State. Any suit, action or proceeding brought by the Company against any Agent in connection with or arising under this Agreement shall be brought solely in the state or federal court of appropriate jurisdiction located in the Borough of Manhattan, The City of New York.
SECTION 15. Parties.
     This Agreement shall inure to the benefit of and be binding upon the Agents, the Company, the Operating Partnership and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the parties hereto and their respective successors and the controlling persons and officers and directors referred to in Sections 8 and 9 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this

Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the parties hereto and respective successors and said controlling persons and officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Securities shall be deemed to be a successor by reason merely of such purchase.
SECTION 16. Counterparts.
     This Agreement may be executed in one or more counterparts and, if executed in more than one counterpart, the executed counterparts hereof shall constitute a single instrument.

     If the foregoing is in accordance with the Agents’ understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this instrument along with all counterparts will become a binding agreement between the Agents and the Company in accordance with its terms.

Very truly yours, UDR, INC., a Maryland corporation
By:	/s/ Warren L. Troupe
	Name:	Warren L. Troupe
	Title:	Senior Executive Vice President

UNITED DOMINION REALTY, L.P., a Delaware limited partnership
By:	UDR, INC., a Maryland corporation, its General Partner /s/ Warren L. Troupe
	Name:	Warren L. Troupe
	Title:	Senior Executive Vice President

Confirmed and Accepted, as of the date first above written:

CITIGROUP GLOBAL MARKETS INC.
By:	/s/ Auren Kule
Name: Auren Kule
Title: Vice President

DEUTSCHE BANK SECURITIES INC.
By:	/s/ Jared Birnbaum
Name: Jared Birnbaum
	Title:	Director / CMTS North America Deutsche Bank Securities Inc.

By:	/s/ John C. McCabe
Name: John C. McCabe
Title: Director

J.P. MORGAN SECURITIES LLC
By:	/s/ Stephen L. Sheiner
Name: Stephen L. Sheiner
Title: Executive Director

MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED
By:	/s/ Shawn Cepeda
Name: Shawn Cepeda
Title: Managing Director

MORGAN STANLEY & CO. LLC
By:	/s/ Matthew Johnson
Name: Matthew Johnson
Title: Executive Director

WELLS FARGO SECURITIES, LLC
By:	/s/ Carolyn Hurley
	Name:	Carolyn Hurley
	Title:	Director

EXHIBIT A
FORM OF TERMS AGREEMENT
UDR, Inc.
Medium-Term Notes, Series A
Due Nine Months or More
From Date of Issue
Fully and Unconditionally Guaranteed by
United Dominion Realty, L.P.
TERMS AGREEMENT
_________________, 20__
     Subject in all respects to the terms and conditions of the Third Amended and Restated Distribution Agreement dated September 1, 2011 by and among Citigroup Global Markets Inc., Deutsche Bank Securities Inc., J.P. Morgan Securities LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated, Morgan Stanley & Co. LLC and Wells Fargo Securities, LLC (each, an “Agent,” and together, the “Agents”) and you and United Dominion Realty, L.P., a Delaware limited partnership (the “Agreement”), [each of] the undersigned, severally and not jointly, agrees to purchase the following Medium-Term Notes, Series A (the “Notes”), fully and unconditionally guaranteed as to payment of principal thereof, and premium, if any, and interest thereon by United Dominion Realty, L.P. in the respective amounts set forth in the table below, of UDR, Inc.:
Aggregate Principal Amount:
[Table of allocations:]
Currency or Currency Unit:
Interest Rate or Base Rate(s):
Spread:
Spread Multiplier:
Stated Maturity Date:
Interest Payment Dates:
Record Dates:
Applicable Time:

Purchase Price:	% of Principal Amount [plus accrued interest, if any, from _______________, 20 __]
Settlement Date and Time:
Certificated or Book-Entry Form:
Place for Delivery of Notes
and Payment Therefor:
Method of Payment:
Modification, if any, in
the requirements to
deliver the documents
specified in the Agreement:
Stand-off Period:
Issuer Free Writing Prospectus(es):
Also, in connection with the purchase of Notes from the Company by one or more Agents as principal, agreement as to whether the following will be required:
Officers’ Certificate pursuant to Section 7(b) of the Third Amended and Restated Distribution Agreement.
Legal Opinions pursuant to Section 7(c) of the Third Amended and Restated Distribution Agreement.
Comfort Letters pursuant to Section 7(d) of the Third Amended and Restated Distribution Agreement.
Stand-off Agreement pursuant to Section 4(j) of the Third Amended and Restated Distribution Agreement.
Other terms:

[PURCHASERS]
By:

Accepted: UDR, INC.
By:
Title:

UNITED DOMINION REALTY, L.P.
By:	UDR, INC., as its General Partner

Title:

EXHIBIT A TO TERMS AGREEMENT
FORMS OF FINAL TERM SHEET
UDR, Inc.
Medium-Term Notes, Series A
Due Nine Months or More
From Date of Issue
Fully and Unconditionally Guaranteed by
United Dominion Realty, L.P.
FINAL TERM SHEET
Form of Fixed Rate Pricing Term Sheet

Issuer:	UDR, Inc.
Guarantor:	United Dominion Realty, L.P.
Size:
Security Type:
Maturity:
Coupon:
Price to Public:
Yield to maturity:
[Spread to Benchmark Treasury: ]
[Benchmark Treasury:]
[Benchmark Treasury Spot and Yield:]
Interest Payment Dates:
Redemption Provisions:
[First call date and price:]
[Make-whole call:]
Trade Date:
Settlement Date:
Denominations:
CUSIP:
Underwriters:
The issuer and the guarantor have filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer and the guarantor have filed with the SEC for more complete information about the issuer, the guarantor and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling collect •.
Any disclaimer or other notice that may appear below is not applicable to this communication and should be disregarded. Such disclaimer or notice was automatically generated as a result of this communication being sent by Bloomberg or another email system.

Form of Floating Rate Pricing Term Sheet

Issuer:	UDR, Inc.
Guarantor: Size:	United Dominion Realty, L.P.
Maturity:
Coupon:
Price to Public:
Interest Payment and Reset Dates:
Day Count Convention:
Redemption Provisions:
Trade Date:
Settlement Date:
Denominations:
CUSIP:
Underwriters:
The issuer and the guarantor have filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer and the guarantor have filed with the SEC for more complete information about the issuer, the guarantor and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling collect •.
Any disclaimer or other notice that may appear below is not applicable to this communication and should be disregarded. Such disclaimer or notice was automatically generated as a result of this communication being sent by Bloomberg or another email system.

SCHEDULE A
     As compensation for the services of the Agents hereunder, the Company shall pay the applicable Agent, on a discount basis, a commission for the sale of each Note equal to the principal amount of such Note multiplied by the appropriate percentage set forth below:

PERCENT OF
MATURITY RANGES	PRINCIPAL AMOUNT
From 9 months to less than 1 year	.125%
From 1 year to less than 18 months	.150
From 18 months to less than 2 years	.200
From 2 years to less than 3 years	.250
From 3 years to less than 4 years	.350
From 4 years to less than 5 years	.450
From 5 years to less than 6 years	.500
From 6 years to less than 7 years	.550
From 7 years to less than 10 years	.600
From 10 years to less than 15 years	.625
From 15 years to less than 20 years	.700
From 20 years to 30 years	.750
Greater than 30 years	*

*	As agreed to by the Company and the applicable Agent at the time of sale.

EXHIBIT B
UDR, Inc.
Medium-Term Notes, Series A
Due Nine Months or More From Date of Issue
Fully and Unconditionally Guaranteed by
United Dominion Realty, L.P.
_________________, 20__
[Name and Address of Agent]
Dear [__________]:
     UDR, Inc., a Maryland corporation (the “Company”), has previously entered into a Third Amended and Restated Distribution Agreement dated as of September 1, 2011 (the “Distribution Agreement”), between the Company and United Dominion Realty, L.P., a Delaware limited partnership (the “Operating Partnership”), on one hand, and [list named agents] (the “Existing Agents”), on the other, with respect to the issue and sale by the Company of its Medium-Term Notes, Series A due Nine Months or More From Date of Issue (the “Notes”), fully and unconditionally guaranteed as to payment of the principal thereof, and premium, if any, and interest thereon by the Operating Partnership (the “Guarantee” and, together with the Notes, the “Securities”), pursuant to an indenture dated as of November 1, 1995, as amended or modified from time to time, between the Company (successor by merger to United Dominion Realty Trust, Inc., a Virginia corporation) and U.S. Bank National Association, successor trustee to Wachovia Bank, National Association (formerly known as First Union National Bank of Virginia), as trustee (the “Trustee), as supplemented by the first supplemental indenture thereto, dated as of May 3, 2011, among the Operating Partnership, the Company and the Trustee (such indenture, as supplemented and as further amended, supplemented and modified from time to time, the “Indenture”). A copy of the Distribution Agreement, including the Administrative Procedures with respect to the issuance of the Securities (the “Procedures”), is attached hereto.
     Subject to and in accordance with the terms of the Distribution Agreement and the Procedures, the Company hereby appoints you as an Agent under the Distribution Agreement [in connection with the purchase of the Securities described in the accompanying Pricing Supplement No. ___, dated __________, but only for this one reverse inquiry transaction]. Your appointment is made subject to the terms and conditions applicable to Agents under the Distribution Agreement [and terminates upon payment for the Notes or other termination of this transaction].
     Subject to the provisions hereof, this Agreement incorporates by reference all of the terms and provisions of the Distribution Agreement, including all schedules and exhibits thereto.

B-1

     Except as otherwise expressly provided herein, all terms used herein which are defined in the Distribution Agreement shall have the same meanings as in the Distribution Agreement, except that the terms “Agent,” “Agents” and “you,” as used in the Distribution Agreement, shall be deemed to refer, where applicable and for purposes of this Agreement, to the Existing Agents and you.
     You and we each agree to perform our respective duties and obligations specifically provided to be performed by each of us in accordance with the terms and provisions of the Distribution Agreement and the Procedures.
     If the foregoing correctly sets forth our agreement, please indicate your acceptance hereof in the space provided for that purpose below. This action will confirm your appointment and your acceptance and agreement to act as Agent in connection with the issue and sale of the Securities under the terms and conditions of the Distribution Agreement.

Very truly yours, UDR, Inc.
By:
Name:
Title:

United Dominion Realty, L.P.
By:	UDR, INC., as its General Partner

Name:
Title:

CONFIRMED AND ACCEPTED: as of the date first above written
[Agent]
Name:
Title:

B-2